HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
November 26, 2007

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to five separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

• Principal Amount: $1,000.00 per note
• Offering Period End Date: November 21, 2007 at 4:00 pm, New York City time
• Initial Public Offering Price: 100 per cent
• Initial Valuation Date: November 21, 2007
• Issue Date: November 27, 2007
• Maturity Date: 3 business days after the final valuation date. The maturity date is subject to adjustment as described in the product supplement.

• Final Price: The market price (as defined herein) of the reference asset on the final valuation date.
• Interest Payment Dates: The 27th calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on December 27, 2007 and ending on, and including, the maturity date.
• Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET / REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	INITIAL PRICE(1)	BARRIER PRICE(2)	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT(3)	AGENT’S DISCOUNT OR COMMISSION / TOTAL(4)	PROCEEDS TO US / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(5)
Merrill Lynch & Co., Inc. (MER)	PR-6	14.70%	$51.81	$31.0860	$400,000.00	19.3013	1.80% / $7,200.00	98.20% / $392,800.00	4042K0FC4 / US4042K0FC45	May 21, 2008
APPLE INC. (AAPL)	PR-7	12.28%	$168.46	$101.0760	$400,000.00	5.9361	2.00% / $8,000.00	98.00% / $392,000.00	4042K0FD2 / US4042K0FD28	May 21, 2008
CORNING INCORPORATED (GLW)	PR-8	11.30%	$22.20	$13.3200	$400,000.00	45.0450	1.75% / $7,000.00	98.25% / $393,000.00	4042K0FE0 / US4042K0FE01	May 21, 2008
NYSE Euronext (NYX)	PR-9	8.45%	$79.71	$47.8260	$400,000.00	12.5455	1.60% / $6,400.00	98.40% / $393,600.00	4042K0FF7 / US4042K0FF75	May 21, 2008
Schlumberger N.V. (Schlumberger Limited) (SLB)	PR-10	8.00%	$91.78	$55.0680	$400,000.00	10.8956	1.50% / $6,000.00	98.50% / $394,000.00	4042K0FG5 / US4042K0FG58	May 21, 2008
(1) The initial price represents the market price (as defined herein) of the reference asset on the initial valuation date.
(2) The barrier price for MER and AAPL represents the product of the initial price of MER and AAPL, respectively, multiplied by 60.00%; the barrier price for GLW, NYX, and SLB represents the product of the initial price of GLW, NYX, and SLB, respectively, multiplied by 65.00%.
(3) The physical delivery amount is determined by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. Any fractional shares will be paid in cash.
(4) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total” above.
(5) The final valuation date is subject to adjustment as described in the product supplement.

See “Risk Factors” in this pricing supplement beginning on page PR-3, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

CALCULATION OF REGISTRATION FEE
Title of Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(6)
Reverse Convertible Notes linked to MER due May 27, 2008	$400,000.00	$12.28
Reverse Convertible Notes linked to AAPL due May 27, 2008	$400,000.00	$12.28
Reverse Convertible Notes linked to GLW due May 27, 2008	$400,000.00	$12.28
Reverse Convertible Notes linked to NYX due May 27, 2008	$400,000.00	$12.28
Reverse Convertible Notes linked to SLB due May 27, 2008	$400,000.00	$12.28
(6) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

HSBC SECURITIES (USA) INC. November 26, 2007

TABLE OF CONTENTS
Page

GENERAL TERMS	PR-3

RISK FACTORS	PR-3

SUMMARY	PR-4

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PR-4

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION	PR-5

GENERAL TERMS

This pricing supplement relates to five separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page PR-3 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of the reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page PR-4 of this pricing supplement and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

4.	Merrill Lynch & Co., Inc. announced that its write-downs from collateralized debt obligations and U.S. sub-prime mortgages are larger than previously disclosed.

According to publicly available information, on October 24, 2007, Merrill Lynch & Co., Inc. reported a net loss from continuing operations for the third quarter of 2007 resulting from write-downs and losses attributable to its Fixed Income, Currencies & Commodities business. Merrill Lynch & Co., Inc. reported write-downs of $7.9 billion across collateralized debt obligations and U.S. sub-prime mortgages, significantly greater than the incremental $4.5 billion write-down disclosed by Merrill Lynch & Co., Inc. at the time of its earnings pre-release. For more information on Merrill Lynch & Co., Inc., note purchasers can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by Merrill Lynch & Co., Inc. can be located by reference to the SEC file number specified in the description of Merrill Lynch & Co., Inc. below.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit”. We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2004 through September 28, 2007 and for the period from October 1, 2007 through November 21, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD 1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The hypothetical returns are rounded to the hundredth decimal place. The following is a general description of how the hypothetical returns in each table were determined:

• If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash);
• If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD 1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or
• If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was never below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD 1,000 at maturity.

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

MERRILL LYNCH & CO., INC. (MER)

Description of Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (“Merrill”), together with its subsidiaries, provides broker-dealer, investment banking, financing, wealth management, advisory, asset management, insurance, lending, and related products and services worldwide. Merrill’s Institutional Business segment provides equity, debt, and commodities trading; capital market services; investment banking; and advisory services to corporations, financial institutions, governments, and institutional investors. Merrill’s Retail Wealth Management segment provides brokerage, investment advisory, and financial planning services. Merrill also provides various research services through its Global Securities Research & Economics Group. The Global Securities Research & Economic Group distributes research focusing on fundamental equity research, fixed income and equity-linked research, economics and foreign exchange research, and investment strategy research.

Merrill’s SEC file number is 001-07182.

Historical Performance of Merrill

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	64.85	56.97	59.56
June 30, 2004	60.70	51.35	53.98
September 30, 2004	54.32	47.35	49.72
December 31, 2004	61.16	50.01	59.77
March 31, 2005	61.99	56.01	56.60
June 30, 2005	57.50	52.00	55.01
September 30, 2005	61.67	54.37	61.35
December 30, 2005	69.34	58.65	67.73
March 31, 2006	79.32	67.11	78.76
June 30, 2006	81.25	64.58	69.56
September 29, 2006	79.40	66.69	78.22
December 29, 2006	93.93	77.90	93.10
March 30, 2007	98.68	76.85	81.67
June 29, 2007	95.00	81.18	83.58
September 28, 2007	89.23	66.95	71.28
October 1, 2007 through November 21, 2007	77.75	50.50	51.81

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.70 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.60 per cent constitutes interest on the Deposit and 10.10 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Merrill
Initial Price:	USD 51.81
Barrier Price	USD 31.0860
Interest Rate:	14.70 per cent per annum
Physical Delivery Amount:	19.3013 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.35%		100.00%
+	90%	7.35%		90.00%
+	80%	7.35%		80.00%
+	70%	7.35%		70.00%
+	60%	7.35%		60.00%
+	50%	7.35%		50.00%
+	40%	7.35%		40.00%
+	30%	7.35%		30.00%
+	20%	7.35%		20.00%
+	10%	7.35%		10.00%
	0%	7.35%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.65%	7.35%	-10.00%
-	20%	-12.65%	7.35%	-20.00%
-	30%	-22.65%	7.35%	-30.00%
-	40%	-32.65%	7.35%	-40.00%
-	50%	-42.65%	N/A	-50.00%
-	60%	-52.65%	N/A	-60.00%
-	70%	-62.65%	N/A	-70.00%
-	80%	-72.65%	N/A	-80.00%
-	90%	-82.65%	N/A	-90.00%
-	100%	-92.65%	N/A	-100.00%

APPLE INC. (AAPL)

Description of APPLE INC.

According to publicly available information, APPLE INC. (“Apple”), designs, manufactures, and markets personal computers and related personal computing and communicating solutions. Apple's products are sold primarily to education, creative, consumer, and business customers. Apple provides its proprietary desktop and notebook computers, operating system, applications, music players, and online music store.

Apple’s SEC file number is 000-10030.

Historical Performance of Apple

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	14.07	10.59	13.53
June 30, 2004	17.10	12.75	16.27
September 30, 2004	19.64	14.37	19.38
December 31, 2004	34.79	18.83	32.20
March 31, 2005	45.44	31.30	41.67
June 30, 2005	44.44	33.11	36.81
September 30, 2005	54.56	36.29	53.61
December 30, 2005	75.46	47.87	71.89
March 31, 2006	87.05	57.67	62.72
June 30, 2006	73.38	55.41	57.12
September 29, 2006	77.78	50.35	77.03
December 29, 2006	93.15	72.60	84.84
March 30, 2007	97.80	81.90	92.91
June 29, 2007	127.60	89.60	122.04
September 28, 2007	155.00	111.62	153.54
October 1, 2007 through November 21, 2007	192.64	150.64	168.46

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.28 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.60 per cent constitutes interest on the Deposit and 7.68 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Apple
Initial Price:	USD 168.46
Barrier Price	USD 101.0760
Interest Rate:	12.28 per cent per annum
Physical Delivery Amount:	5.9361 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.14%		100.00%
+	90%	6.14%		90.00%
+	80%	6.14%		80.00%
+	70%	6.14%		70.00%
+	60%	6.14%		60.00%
+	50%	6.14%		50.00%
+	40%	6.14%		40.00%
+	30%	6.14%		30.00%
+	20%	6.14%		20.00%
+	10%	6.14%		10.00%
	0%	6.14%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.86%	6.14%	-10.00%
-	20%	-13.86%	6.14%	-20.00%
-	30%	-23.86%	6.14%	-30.00%
-	40%	-33.86%	6.14%	-40.00%
-	50%	-43.86%	N/A	-50.00%
-	60%	-53.86%	N/A	-60.00%
-	70%	-63.86%	N/A	-70.00%
-	80%	-73.86%	N/A	-80.00%
-	90%	-83.86%	N/A	-90.00%
-	100%	-93.86%	N/A	-100.00%

CORNING INCORPORATED (GLW)

Description of CORNING INCORPORATED

According to publicly available information, CORNING INCORPORATED (“Corning”) provides technology-based products in the United States. Corning operates in four segments: Display Technologies, Telecommunications, Environmental Technologies, and Life Sciences. The Display Technologies segment manufactures glass substrates for liquid crystal displays that are used in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products, such as cable assemblies, fiber optic hardware, fiber optic connectors, optical components and couplers, closures and pedestals, splice and test equipment, and accessories for the telecommunications industry. The Environmental Technologies segment offers ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications, including gasoline and diesel substrate, and filter products. The Life Sciences segment offers laboratory products, including microplate products, filter plates, cryogenic vials, mass cell culture products, liquid handling instruments, glass beakers, pipettors, serological pipettes, centrifuge tubes, and laboratory filtration products.

Corning’s SEC file number is 001-03247.

Historical Performance of Corning

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	13.89	10.15	11.18
June 30, 2004	13.17	10.08	13.06
September 30, 2004	13.03	9.30	11.08
December 31, 2004	12.96	10.17	11.77
March 31, 2005	12.40	10.61	11.13
June 30, 2005	17.08	10.98	16.62
September 30, 2005	21.95	16.04	19.33
December 30, 2005	21.60	16.70	19.66
March 31, 2006	28.27	19.35	26.91
June 30, 2006	29.60	20.39	24.19
September 29, 2006	24.90	17.54	24.41
December 29, 2006	25.57	18.63	18.71
March 30, 2007	23.33	18.16	22.74
June 29, 2007	26.67	22.45	25.55
September 28, 2007	27.25	21.47	24.65
October 1, 2007 through November 21, 2007	26.80	20.85	22.20

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.30 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.60 per cent constitutes interest on the Deposit and 6.70 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Corning
Initial Price:	USD 22.20
Barrier Price	USD 13.3200
Interest Rate:	11.30 per cent per annum
Physical Delivery Amount:	45.0450 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.65%		100.00%
+	90%	5.65%		90.00%
+	80%	5.65%		80.00%
+	70%	5.65%		70.00%
+	60%	5.65%		60.00%
+	50%	5.65%		50.00%
+	40%	5.65%		40.00%
+	30%	5.65%		30.00%
+	20%	5.65%		20.00%
+	10%	5.65%		10.00%
	0%	5.65%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.35%	5.65%	-10.00%
-	20%	-14.35%	5.65%	-20.00%
-	30%	-24.35%	5.65%	-30.00%
-	40%	-34.35%	N/A	-40.00%
-	50%	-44.35%	N/A	-50.00%
-	60%	-54.35%	N/A	-60.00%
-	70%	-64.35%	N/A	-70.00%
-	80%	-74.35%	N/A	-80.00%
-	90%	-84.35%	N/A	-90.00%
-	100%	-94.35%	N/A	-100.00%

NYSE EURONEXT (NYX)

Description of NYSE Euronext

According to publicly available information, NYSE Euronext (“NYX”), the holding company for NYSE Group, Inc. and Euronext N.V., operates an exchange group and offers a diverse array of financial products and services. NYX brings together six cash equities exchanges in five countries and six derivatives exchanges offering listings, trading in cash equities, equity and interest rate derivatives, bonds, and distribution of market data. NYX provides securities listing, trading, and market data products and services.

The common stock of NYX commenced trading on the New York Stock Exchange in the first quarter of 2006; thus, the below historical prices of common stock of NYX started in the first quarter of 2006.

NYX’s SEC file number is 001-33392.

Historical Performance of NYX

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	90.25	66.99	79.25
June 30, 2006	80.45	48.65	68.48
September 29, 2006	74.83	56.05	74.75
December 29, 2006	112.00	71.40	97.20
March 30, 2007	109.49	80.54	93.75
June 29, 2007	101.00	72.34	73.62
September 28, 2007	84.50	64.26	79.17
October 1, 2007 through November 21, 2007	95.25	78.20	79.71

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 8.45 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.60 per cent constitutes interest on the Deposit and 3.85 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	NYX
Initial Price:	USD 79.71
Barrier Price	USD 47.8260
Interest Rate:	8.45 per cent per annum
Physical Delivery Amount:	12.5455 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.23%		100.00%
+	90%	4.23%		90.00%
+	80%	4.23%		80.00%
+	70%	4.23%		70.00%
+	60%	4.23%		60.00%
+	50%	4.23%		50.00%
+	40%	4.23%		40.00%
+	30%	4.23%		30.00%
+	20%	4.23%		20.00%
+	10%	4.23%		10.00%
	0%	4.23%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.77%	4.23%	-10.00%
-	20%	-15.77%	4.23%	-20.00%
-	30%	-25.77%	4.23%	-30.00%
-	40%	-35.77%	N/A	-40.00%
-	50%	-45.77%	N/A	-50.00%
-	60%	-55.77%	N/A	-60.00%
-	70%	-65.77%	N/A	-70.00%
-	80%	-75.77%	N/A	-80.00%
-	90%	-85.77%	N/A	-90.00%
-	100%	-95.77%	N/A	-100.00%

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED) (SLB)

Description of Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (“Schlumberger”) operates as an oilfield services company in the United States and internationally. Schlumberger, through its subsidiaries, provides a wide range of services, including technology, project management and information solutions to the international petroleum industry as well as advanced acquisition and data processing surveys.

Schlumberger’s SEC file number is 001-04601.

Historical Performance of Schlumberger

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	33.38	26.27	31.93
June 30, 2004	32.35	27.38	31.76
September 30, 2004	33.93	29.33	33.66
December 31, 2004	34.94	30.51	33.48
March 31, 2005	39.16	31.58	35.24
June 30, 2005	39.23	32.31	37.97
September 30, 2005	43.90	37.43	42.19
December 30, 2005	51.49	38.66	48.58
March 31, 2006	65.87	49.20	63.29
June 30, 2006	73.87	54.12	65.11
September 29, 2006	68.54	54.24	62.03
December 29, 2006	69.30	56.85	63.16
March 30, 2007	71.17	56.31	69.10
June 29, 2007	89.20	68.25	84.94
September 28, 2007	108.47	81.30	105.00
October 1, 2007 through November 21, 2007	113.86	90.13	91.78

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 8.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.60 per cent constitutes interest on the Deposit and 3.40 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Schlumberger
Initial Price:	USD 91.78
Barrier Price	USD 55.0680
Interest Rate:	8.00 per cent per annum
Physical Delivery Amount:	10.8956 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.00%		100.00%
+	90%	4.00%		90.00%
+	80%	4.00%		80.00%
+	70%	4.00%		70.00%
+	60%	4.00%		60.00%
+	50%	4.00%		50.00%
+	40%	4.00%		40.00%
+	30%	4.00%		30.00%
+	20%	4.00%		20.00%
+	10%	4.00%		10.00%
	0%	4.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.00%	4.00%	-10.00%
-	20%	-16.00%	4.00%	-20.00%
-	30%	-26.00%	4.00%	-30.00%
-	40%	-36.00%	N/A	-40.00%
-	50%	-46.00%	N/A	-50.00%
-	60%	-56.00%	N/A	-60.00%
-	70%	-66.00%	N/A	-70.00%
-	80%	-76.00%	N/A	-80.00%
-	90%	-86.00%	N/A	-90.00%
-	100%	-96.00%	N/A	-100.00%